Exhibit 99.1

Hain Celestial Unveils Strategy to Transform Company to Drive Sustainable Profitable Growth at 2023 Investor Day

Prioritizes growth driven by Better-For-You (“BFY”) Snacks, BFY Baby & Kids, and BFY Beverage platforms across five core geographies

Incorporates a comprehensive program to generate fuel for growth comprised of revenue growth management, cash management, and operational efficiency to fund the transformation

Outlines an achievable and compelling financial algorithm through FY27

Announces formal restructuring program targeting annualized savings of $130 million to $150 million by FY27

HOBOKEN, N.J., Sept. 13, 2023 — Hain Celestial Group (Nasdaq: HAIN) (“Hain”, “Hain Celestial” or the “Company”), a leading manufacturer of better-for-you brands to inspire healthier living, today unveils its Hain Reimagined strategy to accelerate the Company’s profitable growth path at its 2023 Investor Day event in New York.

Wendy Davidson, President and Chief Executive Officer, stated, “Following a comprehensive review of our business, I am excited to unveil our Hain Reimagined strategy. Hain Reimagined is a multi-year transformation plan designed to drive long-term sustainable growth and attractive shareholder returns. Fiscal 2024 marks the foundational year of our plan, during which we will simplify the business, reset our global operating model, initiate our Fuel Program, invest to jumpstart critical capabilities, and begin our pivot to growth. By fiscal 2027, we expect to deliver sustained revenue and profit growth with a reimagined end-to-end supply chain, modern digital infrastructure, and performance driven culture that will enable our brands to expand reach and grow share. I look forward to executing our strategy to realize our full potential and deliver on our purpose to inspire healthier living for people, communities, and the planet through better-for-you brands.”

HAIN REIMAGINED

Hain Reimagined is grounded in executing on four strategic pillars to drive shareholder return:

1.Focus
•We have a winning portfolio organized around 5 consumer-centric global BFY platforms – BFY Snacks, BFY Baby & Kids, BFY Beverages, BFY Meal Prep, and BFY Personal Care – with clearly defined roles for each.
•We will focus and materially simplify our footprint, maintaining direct presence in 5 key markets – United States, Canada, UK, Ireland, and Europe – and will align our global operating model and footprint, leveraging scale and realizing synergies between our businesses.
2.Grow
•Growth will be predominately driven by three key platforms where we have the most compelling right to win – BFY Snacks, BFY Baby & Kids, and BFY Beverages.
•Our growth plan is designed to deliver share gain in key platforms through expanded channel reach and acceleration in our innovation pipeline.
3.Build
•We will facilitate growth by enhancing a set of critical capabilities around brand building, channel expansion, and innovation.
•We will elevate our approach to brand building and improve the effectiveness of our marketing spend; expand reach across under-penetrated margin-accretive channels such as away from home and omni-channel e-commerce; and enhance our innovation capability to be more leading edge in BFY.
4.Fuel
•Our Fuel Program consists of three main levers: revenue growth management, working capital management, and operational efficiency.
•We expect our Fuel Program to achieve ~400-500 basis points of adjusted gross margin improvement and contribute to the delivery of $400 million in cumulative free cash flow by FY27.

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

FINANCIAL ALGORITHM

We expect our Hain Reimagined strategy to deliver an achievable and compelling multi-year financial algorithm through FY27 with attractive shareholder returns, representing a material transformation of our financial profile.

Our long-term outlook is as follows:

•Organic net sales CAGR of 3%+
•Adjusted EBITDA CAGR of 10%+
•Adjusted EBITDA margin of 12%+ by FY27
•Net debt leverage ratio of 2-3x by FY27

We will fund and pace investments to be profit accretive over the period.

RESTRUCTURING PROGRAM

In connection with the Hain Reimagined strategy, the Company announced a formal restructuring program intended to expand operating margins through the optimization of the Company’s brand portfolio, organization, end-to-end supply chain, and working capital.

The restructuring program is targeting $130 million to $150 million of annualized savings and a $165 million conversion of working capital cash by FY27. One-time restructuring and related costs are estimated to be in the range of $115 million to $125 million across fiscal 2024 and fiscal 2025. Savings from the restructuring program will be used to help fund the Company’s transformation.

WEBCAST INFORMATION

The Hain Celestial 2023 Investor Day presentation will be webcast today beginning at 8:30 AM Eastern Time. The live webcast and accompanying slides will be available under the Investors section of the Company’s corporate website at www.hain.com. A replay will be available following the conclusion of the event and for at least 6 months thereafter.

About The Hain Celestial Group

Hain Celestial Group is a global health and wellness company whose purpose is to inspire healthier living for people, communities, and the planet through better-for-you brands. For more than 30 years, our portfolio of beloved brands has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial’s products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 75 countries around the world. Our leading brands include Garden VeggieTM Snacks, Terra chips®, Garden of Eatin’® snacks, Earth’s Best® and Ella’s Kitchen® baby and toddler foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Yorkshire Provender®, Cully & Sully® and Covent Garden® soups, Yves® and Linda McCartney’s® (under license) meat-free, Alba Botanica® natural sun care, and Live Clean® personal care products, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives; our business strategy; our supply chain, including the availability and pricing of raw materials; our brand portfolio, pricing actions and product performance; foreign exchange and inflation rates; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; risks associated with operating internationally; pending and future litigation, including litigation relating to Earth’s Best® baby food products; the reputation of our Company and our brands; compliance with our credit agreement; foreign currency exchange risk; the availability of organic ingredients; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; risks arising from the Russia-Ukraine war; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to use and protect trademarks; general economic conditions; cybersecurity incidents; disruptions to information technology systems; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release includes forward-looking non-GAAP financial measures, including organic net sales, adjusted EBITDA and adjusted EBITDA margin. The Company defines organic net sales as net sales excluding the impact of acquisitions, divestitures and discontinued brands. The Company defines adjusted EBITDA as net (loss) income before net interest expense, income taxes, depreciation and amortization, equity in net (gain) loss of equity-method investees, stock-based compensation, net, unrealized currency losses (gains), certain litigation and related costs, CEO succession costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains on sales of assets, certain inventory write-downs, intangibles and long-lived asset impairments and other adjustments.

Management believes that the non-GAAP financial measures presented provide useful information to investors about trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The forward-looking non-GAAP financial measures included in this press release, such as the Company’s projections, expectations or outlook for organic net sales, adjusted EBITDA and adjusted EBITDA margin, are not reconciled to the comparable forward-looking GAAP financial measures. We are not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. With respect to organic net sales, such items may include the impact of unknown future acquisitions, divestitures and discontinued brands. With respect to adjusted EBITDA and adjusted EBITDA margin, such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on our GAAP financial results.

Contacts

Investor Relations:
Alexis Tessier
Investor.Relations@hain.com

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

Media:
Jen Davis
Jen.Davis@hain.com

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com
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